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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) APRIL 13, 2000


                        AMERICAN SOIL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

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                                     Nevada
                 (State or other jurisdiction of incorporation)


       000-22855                                           86-0671974
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(Commission File Number)                       (IRS Employer Identification No.)



215 N. MARENGO AVENUE, SUITE 110, PASADENA, CA                 91101
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (619) 521-8547

                                       N/A
                           --------------------------
          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant
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         The Registrant has terminated Evers & Company, Ltd., Certified Public
Accountants, as its principal accountant as of January 3, 2000 ("Evers & Company"). The principal accountant's report on the financial statements of the Registrant contained no adverse opinion or a disclaimer of opinion, or was qualified nor modified as to uncertainty, audit scope, or accounting principles. The termination of Evers & Company was approved by the Board of Directors.

         During the Registrant's two most fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing to report under Item 304 (a) (1) (v) (A) through
(D).

         A copy of this Form 8-K has been sent to Evers & Company and a letter from Evers & Company stating whether or not they agree with the disclosures contained in this Form 8-K has been requested from Evers & Company and will be filed as an Amendment to this Form 8-K within 2 days of receipt by the Registrant, but no later than 10 days from the date of filing this Form 8-K.

         The Registrant has engaged the firm of James C. Marshall, CPA, P.C., Scottsdale, Arizona as its new accounting firm.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   April 12, 2000                      AMERICAN SOILS TECHNOLOGY, INC.



                                                 /s/  Neil C. Kitchen
                                             ----------------------------------
                                             By:  Neil C. Kitchen
                                             Its:   President, C.E.O., Director